FILED PURSUANT TO RULE 424(b)(3)
REGISTRATION NO. 333-192852

American Energy Capital Partners, LP

Supplement No. 2 dated July 21, 2014 to the Prospectus dated May 8, 2014

The Prospectus for American Energy Capital Partners, LP consists of this Supplement No. 2, the Prospectus dated May 8, 2014 and Supplement No. 1 dated June 18, 2014. This Supplement No. 2 will be delivered with the Prospectus and Supplement No. 1. The primary purposes of this Supplement No. 2 are to:

•	update the suitability standards for Arizona investors;
•	update disclosure in the Prospectus;
•	provide a new multi-offering subscription agreement as Exhibit B-2 to this Supplement No. 2, which replaces in its entirety the Subscription Agreement included as Exhibit B-2 in Supplement No. 1; and
•	attach our Quarterly Report on Form 10-Q for the period ended March 31, 2014 as Annex A.

Suitability Standards.  The suitability requirements set forth under the heading “Suitability Standards — General Suitability Requirements for Purchasers of Common Units Representing Limited Partners Interests” beginning on page 6 of the Prospectus are hereby revised to include the standards below:

“Arizona Investors.  If you are a resident of Arizona, you must have either a minimum net worth of $250,000 and had during the last tax year, or estimate that you will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should an investment in the Partnership exceed more than 10% of your net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.”

Prospectus Summary.  The second sentence in the first paragraph under the heading “Prospectus Summary — Our General Partner” on page 11 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“Our general partner is owned by our ARC sponsor, AR Capital Energy Holdings, LLC, an entity under common control with AR Capital, LLC, or ARC, and will be managed by its officers with certain actions overseen by its directors.”

Additionally, footnote 5 of the chart under the heading “Prospectus Summary — Our General Partner” on page 11 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“Our dealer manager is owned by an entity which is under common control with our ARC sponsor.”

Also, the bullet points in the fifth paragraph under the heading “Prospectus Summary — Management Agreement” on page 14 of the Prospectus are hereby replaced in their entirety with the following disclosure:

“•	the capital contributions made by our Unitholders from the initial closing through the last day of the preceding month; and
•	our average outstanding indebtedness during the preceding month.”

Additionally, the eleventh bullet point under the heading “Prospectus Summary — Risk Factors — Risks Related to an Investment in the Partnership” on page 15 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“This is our ARC sponsor’s first oil and gas offering. ARC, an entity under common control with our ARC sponsor and general partner, is the direct or indirect sponsor of twelve other publicly offered investment programs which invest generally in real estate assets, which could reduce the amount of time it, our ARC sponsor, our general partner and their respective affiliates spend on us and this offering.”

Additionally, the fifth bullet point under the heading “Prospectus Summary — The Offering —  Compensation of our general partner, its affiliates and certain non-affiliates” on page 22 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“•	In conjunction with the acquisition cost of producing or non-producing oil and gas properties (excluding any properties we may elect to acquire from the Manager or an affiliate of the Manager), the Manager will be entitled to receive an acquisition fee equal to 2% of the contract price for each property acquired. The Manager will also be entitled to reimbursements of acquisition expenses for each property we acquire. However, the aggregate amount of the acquisition fee and reimbursement of acquisition expenses may not exceed 3% in total of the contract price for each property acquired.”

Also, clause (i) in the eighth bullet point under the heading “Prospectus Summary — The Offering —  Compensation of our general partner, its affiliates and certain non-affiliates” on page 22 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“(i)	the capital contributions made by the holders of Units to the Partnership from the initial closing through the last day of the preceding month;”

Additionally, the third sentence in the eleventh bullet point under the heading “Prospectus Summary — The Offering — Compensation of our general partner, its affiliates and certain non-affiliates” on page 23 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“Upon a sale of all or substantially all of our properties, our general partner and Holdings will each be entitled to receive a one-time incentive performance payment in cash equal to 12.5% of the aggregate sale price of our properties net of expenses and of the payment of all our debts and obligations, minus the excess, if any, of $20.00 per Unit (the original purchase price per Unit) over all targeted distributions to you and the other investors after the final termination date of this offering.”

Risk Factors.  The first sentence in the risk factor titled “Our ability to implement our investment strategy depends, in part, on the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative.” on page 35 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“We have retained our dealer manager, which is owned by an entity under common control with our ARC sponsor, to conduct this offering.”

Also, the first and second sentences in the risk factor titled “Because other oil and gas programs sponsored by and offered through our dealer manager may conduct offerings concurrently with our offering, our dealer manager may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.” on page 40 of the Prospectus are hereby replaced in their entirety with the following disclosure:

“ARC, an entity under common control with our ARC sponsor, is the sponsor of several non-traded Real Estate Investment Trusts, or REITs, that are raising capital in ongoing public offerings of common stock. Our dealer manager, which is owned by an entity under common control with our ARC sponsor, is the dealer manager in a number of ongoing public offerings by non-traded REITs, including some offerings sponsored by ARC or its affiliates.”

Additionally, the third sentence in the risk factor titled “American National Stock Transfer, LLC, our affiliated transfer agent, has a limited operating history and a failure by our transfer agent to perform its functions for us effectively may adversely affect our operations.” on page 41 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“Beginning on March 1, 2013, our transfer agent began providing certain transfer agency services for programs sponsored directly or indirectly by ARC, an entity under common control with our ARC sponsor.”

Also, the risk factor titled “Because our dealer manager is owned by an entity under common ownership with our ARC sponsor, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a Unitholder.” on page 42 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“Because our dealer manager is owned by an entity under common control with our ARC sponsor, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a Unitholder.

Our dealer manager is owned by an entity which is under common control with our ARC sponsor. Because of this relationship, our dealer manager’s due diligence review and investigation of us and this prospectus cannot be considered to be “independent”. Therefore, you will not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.”

Conflicts of Interest.  The first sentence of the second paragraph under the heading “Conflicts of Interest — Conflicts with the General Partner — In General” on page 58 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“Furthermore, our general partner relies on ARC, its affiliates and entities under common control with ARC for management and administrative functions.”

Estimated Use of Offering Proceeds.  Clause (i) in footnote (2) under the heading “Source of Funds and Estimated Use of Offering Proceeds — Estimated Use of Offering Proceeds” on page 71 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“(i)	the capital contributions made by the holders of Units to the Partnership from the initial closing through the last day of the preceding month;”

Compensation.  The disclosure relating to the determination of the amount of acquisition fees and expenses under the heading “Compensation — Compensation Related to the Operation of the Partnership” on page 73 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“In conjunction with the acquisition cost of producing and non-producing oil and gas properties and in consideration for the services to be performed by the Manager pursuant to its obligations under the Management Agreement in connection with the identification, evaluation and acquisition of oil and gas properties by the Partnership from time to time, the Manager will be entitled to receive an acquisition fee equal to 2% of the contract price (including when paid any carried interest or deferred payment consideration) for each property acquired other than any property acquired by us from the Manager or any of its affiliates. The Manager will also be entitled to reimbursements of acquisition expenses for each property acquired, with the aggregate amount of the acquisition fee and reimbursement of acquisition expenses not to exceed 3% of the contract price for each property acquired.”

Also, the bullet points in the disclosure relating to the determination of the amount of the monthly management fee (period between initial closing and the final termination date) under the heading “Compensation — Compensation Related to the Operation of the Partnership” on page 73 of the Prospectus are hereby replaced in their entirety with the following disclosure:

“•	the capital contributions made by the holders of Units to the Partnership from the initial closing through the last day of the preceding month; and
•	the average outstanding indebtedness of the Partnership during the preceding month.”

Additionally, the first bullet point in the disclosure relating to the determination of the amount of the monthly management fee (period following the final termination date) under the heading “Compensation —  Compensation Related to the Operation of the Partnership” on page 74 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“•	the capital contributions made by the holders of Units to the Partnership from the initial closing through the last day of the preceding month; and”

Also, the following disclosure is added to the “Compensation — Compensation Related to the Operation of the Partnership” section of the Prospectus:

“American National Stock Transfer, LLC, a registered transfer agent and an affiliate of our general partner, will serve as our transfer agent and registrar and will receive fees and expense reimbursements for its services at competitive rates.”

ARC’s Prior Activities.  The first sentence in the first paragraph under the heading “ARC’s Prior Activities” on page 81 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“Because our ARC sponsor was recently formed and this is the first oil and gas limited partnership it has sponsored, the following tables reflect certain historical data with respect to previous real estate programs managed or sponsored by ARC, an entity under common control with our ARC sponsor.”

Management.  The second paragraph under the heading “Management” on page 92 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“Each of our dealer manager, our transfer agent and RCS Advisory Services, LLC, or RCS Advisory, are indirect subsidiaries of RCS Capital Corporation, or RCAP, a publicly traded holding company whose Class A common stock is listed on the New York Stock Exchange under the symbol “RCAP.” Mr. Weil, our chief executive officer and president, and Mr. Budko, our executive vice president and secretary, are both directors of RCAP and Mr. Weil is the president, treasurer and secretary of RCAP. RCAP Holdings, LLC, or RCAP Holdings, is an entity under common control with our ARC sponsor, and RCAP Holdings owns the only outstanding share of RCAP’s Class B common stock. Under RCAP’s certificate of incorporation, RCAP Holdings, as the holder of one share of Class B common stock, has one vote more than 50% of the voting rights of RCAP, and thereby controls RCAP and its subsidiaries, which includes our dealer manager, our transfer agent and RCS Advisory. As a result, our dealer manager, our transfer agent and RCS Advisory are under common control with our ARC sponsor. Class B common stock has no economic rights.”

Directors and Executive Officers of the General Partner.  The 22nd and 23rd sentences of the biographical information of Edward M. Weil, Jr. on page 93 of the Prospectus are hereby replaced in their entirety with the following disclosure:

“Mr. Weil served as the chief executive officer of our dealer manager from December 2010 until September 2013 and has served as the interim chief executive officer of our dealer manager since May 2014.”

Organizational Diagram.  Footnote 5 of the chart under the heading “Management — Organizational Diagram and Security Ownership of Beneficial Owners” on page 98 of the Prospectus is hereby replaced with the following disclosure:

“Our dealer manager is owned by an entity which is under common control with our ARC sponsor.”

Dealer Manager.  The second and third paragraphs under the heading “Management — Dealer Manager” on page 99 of the Prospectus are hereby replaced in their entirety with the following disclosure:

“The current officers of our dealer manager are:

Name	Age	Position(s)
Edward M. Weil, Jr.	47	Chairman and Interim Chief Executive Officer
Louisa Quarto	46	President
John H. Grady	53	Chief Operating Officer
Joseph D. Neary	47	Chief Compliance Officer
Alex MacGillivray	52	Executive Vice President and National Sales Manager
Steve Rokoszewski	38	Executive Vice President

The background of Mr. Weil is set forth under “— Directors and Executive Officers of the General Partner.” The backgrounds of Messrs. Grady, Neary, MacGillivray and Rokoszewski and Ms. Quarto are described below:”

Additionally, the background of R. Lawrence Roth on page 99 of the Prospectus is hereby deleted in its entirety since he no longer serves as Chief Executive Officer of our dealer manager.

Distributions.  The penultimate sentence of the fourth paragraph under the heading “Capital Contributions and Distributions — Distributions” on page 125 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“If the Unitholders receive their $20 purchase price through distributions paid following the termination of the offering, then if the Partnership sells its properties the Unitholders will receive 75% of the sales price of the properties net of expenses and of the payment of all of the Partnership’s debts and obligations based on their respective Units and the general partner and Holdings will receive 25% of the sales price of the properties net of expenses and of the payment of all of the Partnership’s debts and obligations based on their respective Units.”

Incentive Distributions.  The second paragraph under the heading “Capital Contributions and Distributions — Incentive Distributions” on page 126 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“Upon a sale of all or substantially all of the Partnership’s properties, our general partner and Holdings will each be entitled to receive a one-time incentive performance payment in cash equal to 12.5% of the aggregate sale price of the Partnership’s properties net of expenses and of the payment of all of the Partnership’s debts and obligations, minus the excess, if any, of $20.00 per Unit (the original purchase price per Unit) less the amount previously distributed after the final termination date of this offering on the outstanding Units as described above.”

Cash Distributions.  The sixth sentence of the paragraph under the heading “Summary of the Limited Partnership Agreement — Cash Distributions” on page 147 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“If the Unitholders receive their $20 purchase price through distributions paid following the termination of the offering, then if the Partnership sells its properties the Unitholders will receive 75% of the sales price of the properties net of expenses and of the payment of all of the Partnership’s debts and obligations based on their respective Units and the general partner and Holdings will receive 25% of the sales price of the properties net of expenses and of the payment of all of the Partnership’s debts and obligations based on their respective Units.”

Plan of Distribution.  The first sentence of the first paragraph under the heading “The Offering” on page 159 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“We are offering a maximum of 100,000,000 common units to the public through our dealer manager, a registered broker-dealer which is under common control with our general partner, at a price of up to $20.00 per common unit, which includes the maximum allowed to be charged for commission and fees.”

Also, the fourth paragraph under the heading “Dealer Manager and Compensation We Will Pay for the Sale of Our Units” on page 160 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“Except as provided below and otherwise described in this section, our dealer manager will receive selling commissions of 7.0% of the gross proceeds from this offering. Our dealer manager also receives a dealer manager fee in the amount of 3.0% of the gross proceeds from this offering as compensation for acting as the dealer manager. Our dealer manager anticipates that, of its 3.0% fee, a maximum of 1.5% of the gross proceeds from common units sold in this offering may be reallowed to participating broker-dealers for non-accountable marketing support. However, based on its past experience, our dealer manager does not expect to reallow more than 1.0% of the gross proceeds for such support. Our dealer manager will reallow all selling commissions to participating broker-dealers. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of proceeds from the sale of Units by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10.0% of gross proceeds of this offering. If the selected broker-dealer receives a 7.5% sales commission, then the dealer manager will receive a 2.5% dealer manager fee. The total amount of all items of compensation from any source, payable to our dealer manager or the soliciting dealers will not exceed an amount that equals 10.0% of the gross proceeds of our offering in accordance with FINRA Rule 2310(b)(4)(B)(ii), which we refer to as FINRA’s 10% cap. See the section entitled “Compensation” in this prospectus.”

Additionally, the eighth paragraph under the heading “Dealer Manager and Compensation We Will Pay for the Sale of Our Units” on page 161 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates or a bottle of wine. In no event will such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering and will be paid from the dealer manager fee or reduce the dealer manager fee if paid directly by us or our general partner.”

Also, the third sentence of the paragraph under the heading “Minimum Offering” on page 166 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“If subscriptions for at least the minimum offering have not been received and accepted by May 8, 2015, which is one year from the effective date of this prospectus, our escrow agent will promptly notify us, this offering will be terminated and your funds together with interest earned, if any, and subscription agreement will be returned to you within ten business days after the date of such termination.”

Subscription Agreements.  The form of multi-offering subscription agreement included in this Supplement No. 2 is hereby added as Exhibit B-2 to the Prospectus. Exhibit B-2 will hereby replace Exhibit B-2 — Multi-Offering Subscription Agreement of Supplement No. 1 in its entirety.

Annex A.  On June 20, 2014, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the period ended March 31, 2014, which is attached as Annex A to this Supplement No. 2.

Exhibit B-2

ARC Daily NAV | ARC HT II | ARC Retail | ARC RFT | BDCA | Grocery Center REIT II | ARC Hospitality | NYC REIT | AECP

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PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

MULTI-OFFERING SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS, NEBRASKA, NORTH CAROLINA, OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6a OF THIS AGREEMENT.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

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VERSION 5: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

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Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, AECP and its affiliates, as well as AECP's Manager and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 for details.

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

Investment		Investment Amount
☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")** ‣ State in which sale was made: ______	☐ Initial Investment: ☐ *Retail ** (or) ☐ *Institutional *** ☐ Additional Investment ☐ *Retail ** (or) ☐ *Institutional *** Acct# ______	$ ______ ‣ *$2,500 minimum investment* ‣ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II")** ‣ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ‣ *$2,500 minimum investment* ‣ *$100 increments for additional investments*
☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")** ‣ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ‣ *$2,500 minimum investment* ‣ *$100 increments for additional investments*
☐ **ARC Realty Finance Trust, Inc. ("ARC RFT")** ‣ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ‣ *$2,500 minimum investment* ‣ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ‣ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ‣ *$1,000 minimum investment*
☐ **Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II")** ‣ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ‣ *$2,500 minimum investment* ‣ *$100 increments for additional investments*
☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")** ‣ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ‣ *$2,500 minimum investment* ‣ *$100 increments for additional investments*
☐ **American Realty Capital New York City REIT, Inc. ("NYC REIT")** ‣ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ‣ *$2,500 minimum investment* ‣ *$100 increments for additional investments*
☐ **American Energy Capital Partners, LP ("AECP")** ‣ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ‣ *$2,500 minimum investment* ‣ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Daily NAV** *(except ARC Daily NAV investors in PA)*, **ARC-HT II, ARC Retail, ARC RFT** *(except ARC RFT investors in PA)*, **BDCA, Grocery Center REIT II** *(except Grocery Center REIT II investors in PA)*, **ARC Hospitality** *(except ARC Hospitality investors in PA, OH and WA)* **and NYC REIT make checks payable to the respective offering:** American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Healthcare Trust II, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) ARC Realty Finance Trust, Inc. (or) Business Development Corporation of America (or) Phillips Edison - ARC Grocery Center REIT II, Inc. (or) American Realty Capital Hospitality Trust, Inc (or) American Realty Capital New York City REIT, Inc.
  - **For ARC Daily NAV investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.
  - **For ARC RFT investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for ARC Realty Finance Trust, Inc.
  - **For Grocery Center REIT II Investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for Phillips Edison-ARC Grocery Center REIT II, Inc.
  - **For ARC Hospitality Investors in OH, PA, and WA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Hospitality Trust, Inc.
  - **For AECP investors in AZ and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Energy Capital Partners, LP

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual** – *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
- ☐ **Tenants in Common** – *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.* State of ______ Custodian for ______
- ☐ **Estate** – *Personal representative signature required.* Name of Executor: ______ *Include a copy of the court appointment.*
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.* Name of Trustee: ______
- ☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death[(1)]** – *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______ *Include title and signature pages.*

2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA*** – *One signature required.*
- ☐ **Roll-Over IRA*** – *One signature required.*
- ☐ **Roth IRA*** – *One signature required.*
- ☐ **KEOGH Plan*** – *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
- ☐ **401(k)** *(Only available for ARC Daily NAV)*
- ☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

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IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

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IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached IRS Form W-9 in Section 6b

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S. taxpayer, complete the attached IRS Form W-9.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______________

Account No. (required): ______________

☐ Foreign national identity documents Bank Name (required): ______________

Phone No. (required): ______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.
Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

VERSION 5: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust II, Inc., American Realty Capital – Retail Centers of America, Inc., ARC Realty Finance Trust, Inc., Business Development Corporation of America, Phillips Edison - ARC Grocery Center REIT II, Inc., American Realty Capital Hospitality Trust, Inc., American Realty Capital New York City REIT, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

Distributions

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

ARC REALTY FINANCE TRUST, INC.

▸ *I hereby subscribe for Shares of ARC Realty Finance Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.

▸ *I hereby subscribe for Shares of Phillips Edison - ARC Grocery Center REIT II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

▸ *I hereby subscribe for Shares of American Realty Capital New York City REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

VERSION 5: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Maryland, Massachusetts, Nebraska, North Carolina or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, an investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division, with the exception of Business Development Corporation of America.		

For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only :		
I/we acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC Daily NAV shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Iowa residents only: The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC Daily NAV shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in ARC Daily NAV. ARC Daily NAV will not release any Pennsylvania investor proceeds for subscriptions from escrow until it has received an aggregate of $75,000,000 in subscriptions from other jurisdictions.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the ARC Daily NAV offering registered with the Missouri Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC Daily NAV and its affiliates may not exceed ten percent (10%) of his or her net worth.

VERSION 5: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only :		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least \$250,000 or (b) an annual gross income of at least \$70,000 and a net worth of at least \$70,000. An Ohio investor's aggregate investment in ARC Daily NAV, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least \$250,000 or (b) an annual gross income of at least \$70,000 and a net worth of at least \$70,000. The investor's maximum investment in ARC Daily NAV and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of \$100,000 and a minimum annual gross income of \$100,000, or (b) a minimum net worth of \$500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth.		
Washington residents only: Investors must have either (a) a minimum net worth of at least \$250,000 or (b) an annual gross income of at least \$70,000 and a net worth of at least \$70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Washington resident's net worth.		

For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only :		
I/we acknowledge receipt of the final Prospectus of ARC-HT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in ARC-HT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Iowa residents only: The maximum investment allowable in ARC-HT II and its affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-HT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of \$250,000 or (b) a gross annual income of at least \$70,000 and a net worth of at least \$70,000, with the amount invested in the ARC-HT II offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC-HT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Note that Maine investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
New Mexico, Ohio and Oregon residents only: Investors must have either (a) a minimum net worth of at least \$250,000 or (b) an annual gross income of at least \$70,000 and a net worth of at least \$70,000. A New Mexico or Oregon investor's maximum investment in ARC-HT II and its affiliates cannot exceed 10% of the resident's net worth. It shall be unsuitable for an Ohio investor's aggregate investment in shares of ARC-HT II, its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.

6 Continued

VERSION 5: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only *(Continued)*:		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of their net worth in ARC-HT II.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the ARC-HT II securities registered by ARC-HT II for this offering with the Securities Division.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC-HT II and in other non- traded real estate investment trusts shall not exceed ten percent (10%) of his or her liquid net worth.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT II offering.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC-HT II offering shall not exceed 10% of the investor's liquid net worth		
For American Realty Capital – Retail Centers of America, Inc. ("ARC Retail") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investors' maximum investment in shares of ARC Retail limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: In addition to the general suitability requirements described above, the maximum investment allowable in ARC Retail and its affiliates is 10% of an Iowa investor's net worth.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC Retail shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC Retail not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC Retail and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Retail for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by ARC Retail for this offering with the Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC Retail and its affiliates may not exceed ten percent (10%) of his or her net worth.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital – Retail Centers of America, Inc. ("ARC Retail") Investors Only *(Continued)*:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in ARC Retail.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC Retail and its affiliates may not exceed ten percent (10%) of his or her net worth. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC Retail for a Pennsylvania investor is 10% of his or her net worth.		
Washington residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates also cannot exceed 10% of the Washington resident's net worth.		
For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC RFT shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobile).		
Iowa residents only: The maximum investment allowable in ARC RFT and its affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC RFT shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC RFT not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC RFT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC RFT for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by ARC RFT for this offering with the Securities Division.		
New Jersey residents only: A New Jersey investor must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC RFT, shares of its affiliates and other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC RFT and its affiliates may not exceed ten percent (10%) of his or her net worth.		

VERSION 5: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

VERSION 5: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only *(Continued)*:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in ARC RFT.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs or our Automatic Purchase Plan.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC RFT and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC RFT for a Pennsylvania investor is 10% of his or her net worth.		

For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
California residents only: In addition to the general suitability requirements described above, each California investor's maximum investment in BDCA shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
Iowa residents only: Investors who reside in the state of Iowa must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. "Liquid net worth" is that portion of his or her total net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

VERSION 5: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner

For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
Kansas residents only: In addition to the general suitability requirements described above, the Office of the Kansas Securities Commissioner recommends that investors should limit their aggregate investment in BDCA's shares and other similar investments to not more than 10% of their liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: An Investor must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, a Kentucky investor's total investment in BDCA shall not exceed 10% of his or her net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in BDCA and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: In addition to the general suitability standards described above, a Michigan investor cannot invest more than 10% of their net worth in BDCA.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in BDCA, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in BDCA, its affiliates and in other non-traded business development companies may not exceed ten percent (10%) of his or her net worth.		
North Dakota residents only: In addition to the general suitability requirements described above, BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in BDCA, shares of its affiliates and in other non-traded business development company programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oklahoma residents only: In addition to the general suitability requirements described above, purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in BDCA also cannot exceed 10% of the Oregon resident's net worth.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000 or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is determined exclusive of home, home furnishings and automobiles.		

For Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that shares are not liquid.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in Grocery Center REIT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
Iowa residents only: The maximum investment allowable in Grocery Center REIT II and its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Grocery Center REIT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a minimum gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the Grocery Center REIT II offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the Grocery Center REIT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in Grocery Center REIT II.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the Grocery Center REIT II securities registered with the Securities Division.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in Grocery Center REIT II, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in Grocery Center REIT II, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in Grocery Center REIT II and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		

American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or I/we have a net worth *(excluding home, home furnishings and automobiles)* of at least $250,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in the ARC Hospitality shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobile).*		

VERSION 5: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

VERSION 5: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only:		
Iowa residents only: The maximum investment allowable in ARC Hospitality and its affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC Hospitality not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in ARC Hospitality.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in ARC Hospitality shares registered with the Securities Division.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC Hospitality, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC Hospitality, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Hospitality and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth. ARC Hospitality cannot accept subscriptions from Pennsylvania residents until it raises $100,000,000 from other jurisdictions.		

American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/We acknowledge receipt of the final Prospectus of NYC REIT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of NYC REIT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in NYC REIT will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobile).

VERSION 5: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only *(Continued)*:		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in NYC REIT and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in NYC REIT and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: An investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in NYC REIT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in NYC REIT.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor's liquid net worth may be invested in the securities registered by NYC REIT for this offering with the Missouri Securities Division.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in NYC REIT, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in NYC REIT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in NYC REIT and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		

American Energy Capital Partners, LP ("AECP") Investors Only:		
I/we have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $85,000 and have a gross income of at least $85,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $330,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof.		
I/we have received the final prospectus and any applicable supplements of American Energy Capital Partners, LP at least five business days before signing this subscription agreement.		
I/we am/are purchasing common units for my/our own account.		
I/we acknowledge that common units are not liquid.		
If an affiliate of American Energy Capital Partners, LP, I/we represent that the common units are being purchased for investment purposes only and not for immediate resale.

6b | IRS Form W-9
ALL U.S. Taxpayer Must Sign

Form **W-9**
(Rev. August 2013)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ______

☐ Other (see instructions) ▶

Exemptions (see instructions):
Exempt payee code (if any) ______
Exemption from FATCA reporting code (if any) ______

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐

Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below), and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. The IRS has created a page on IRS.gov for information about Form W-9, at *www.irs.gov/w9*. Information about any future developments affecting Form W-9 (such as legislation enacted after we release it) will be posted on that page.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, payments made to you in settlement of payment card and third party network transactions, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 8-2013)

Form W-9 (Rev. 8-2013) Page **2**

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity,

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust, and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* on page 1.

What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name/disregarded entity name" line.

Partnership, C Corporation, or S Corporation. Enter the entity's name on the "Name" line and any business, trade, or "doing business as (DBA) name" on the "Business name/disregarded entity name" line.

Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulation section 301.7701-2(c)(2)(iii). Enter the owner's name on the "Name" line. The name of the entity entered on the "Name" line should never be a disregarded entity. The name on the "Name" line must be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on the "Name" line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the "Business name/disregarded entity name" line. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Note. Check the appropriate box for the U.S. federal tax classification of the person whose name is entered on the "Name" line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the "Name" line is an LLC, check the "Limited liability company" box only and enter the appropriate code for the U.S. federal tax classification in the space provided. If you are an LLC that is treated as a partnership for U.S. federal tax purposes, enter "P" for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter "C" for C corporation or "S" for S corporation, as appropriate. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the "Name" line) is another LLC that is not disregarded for U.S. federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the "Name" line.

Other entities. Enter your business name as shown on required U.S. federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name/disregarded entity name" line.

Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the *Exemptions* box, any code(s) that may apply to you. See *Exempt payee code* and *Exemption from FATCA reporting code* on page 3.

Form W-9 (Rev. 8-2013) Page 3

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following codes identify payees that are exempt from backup withholding:

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the "Name" line must sign. Exempt payees, see *Exempt payee code* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

Form W-9 (Rev. 8-2013) Page 4

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 1.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Annex A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-Q

(Mark One)
☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2014

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 333-192852

American Energy Capital Partners, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-4076419
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York	10022
(Address of Principal Executive Office)	(Zip Code)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.Yes ☐ No ☒

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).Yes ☐ No ☒

As of June 18, 2014, we had 111,110 Common Units outstanding.

i

PART I

Item 1. Financial Statements.

AMERICAN ENERGY CAPITAL PARTNERS, LP

CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Cash	$103,920	$209,469
Deferred offering costs	1,029,295	561,952
Total assets	$1,133,215	$771,421
LIABILITIES AND PARTNERS’ DEFICIT
Accounts payable and accrued expenses	$378,739	$252,117
Due to affiliate	857,181	621,825
Total liabilities	1,235,920	873,942
Commitments and contingencies (Note 5)
Partners’ deficit	(102,705)	(102,521)
Total liabilities and partners’ deficit	$1,133,215	$771,421

The accompanying notes are an integral part of these statements.

AMERICAN ENERGY CAPITAL PARTNERS, LP

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

Three Months Ended March 31, 2014
Income	$—
Expenses
Bank fees	184
Total expenses	184
Net loss	$(184)

The accompanying notes are an integral part of this statement.

AMERICAN ENERGY CAPITAL PARTNERS, LP

CONSOLIDATED STATEMENT OF PARTNERS’ DEFICIT
(Unaudited)

Partners’ Deficit
December 31, 2013	$(102,521)
Net loss	(184)
March 31, 2014	$(102,705)

The accompanying notes are an integral part of this statement.

AMERICAN ENERGY CAPITAL PARTNERS, LP

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

Three Months Ended March 31, 2014
Cash flows from operating activities:
Net loss	$(184)
Net cash used in operating activities:	(184)
Cash flows from financing activities:
Payment of equity offering costs	(105,365)
Net cash used in financing activities	(105,365)
Net change in cash	(105,549)
Cash and cash equivalents, beginning of period	209,469
Cash and cash equivalents, end of period	$103,920
Supplemental disclosures on non-cash financing activities:
Deferred offering costs in accounts payable and accrued expenses	$126,622
Deferred offering costs in due to affiliate	$235,356

The accompanying notes are an integral part of this statement.

AMERICAN ENERGY CAPITAL PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2014
(Unaudited)

Note 1 — Organization and Proposed Business Operations

American Energy Capital Partners, LP and its consolidated subsidiary, AECP Operating Company, LLC (together, the “Partnership”), were both formed in Delaware on October 30, 2013. The general partner is American Energy Capital Partners GP, LLC (the “General Partner”), which was formed in Delaware on October 30, 2013 and is wholly owned by AR Capital Energy Holdings, LLC (the “Sponsor”). The Sponsor is under common ownership with AR Capital, LLC. As of March 31, 2014, the Partnership was wholly owned by the General Partner and American Energy Capital Limited Partner, LLC, an entity wholly owned by the General Partner. Further as of March 31, 2014, American Energy Capital Limited Partner, LLC is the only limited partner as the offering had not commenced or been declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

The Partnership intends to offer for sale a maximum of 100.0 million common units representing limited partnership interests (“Common Units”) at a per unit price of $20.00 on a “reasonable best efforts” basis, pursuant to a registration statement on Form S-1 (File No. 333-192852) (the “Offering”) filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”).

The Partnership will have no officers, directors or employees. Instead, the General Partner will manage the day-to-day affairs of the Partnership. All decisions regarding the management of the Partnership will be made by the board of directors of the General Partner and its officers. The Partnership will enter into a management services agreement (the “Management Agreement”) with AECP Management, LLC (the “Manager”). The General Partner will have full authority to direct the activities of the Manager under the Management Agreement. The Manager will provide the Partnership with management and operating services regarding substantially all aspects of operations. Realty Capital Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, serves as the dealer manger of the Offering.

The Partnership was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and gas properties located onshore in the United States. The Partnership will seek to acquire working interests, leasehold interests, royalty interests, overriding royalty interests, production payments and other interests in producing and non-producing oil and gas properties.

Note 2 — Summary of Significant Accounting Policies

Basis of Accounting and Presentation

The accompanying consolidated financial statements of the Partnership included herein were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. All intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the three months ended March 31, 2014 are not necessarily indicative of the results for the entire year or any subsequent interim period.

These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of, and for the year ended December 31, 2013, which are included in the Partnership’s registration statement on Form S-1 (File No. 333-192852) filed with the SEC on March 13, 2014.

AMERICAN ENERGY CAPITAL PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2014
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Cash

Cash includes cash in bank accounts. The Partnership deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company up to an insurance limit.

Organizational Costs

Organizational costs may include accounting, legal and regulatory fees incurred related to the formation of the Partnership. Organizational costs are expensed as incurred.

Offering and Related Costs

Offering costs may represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with the sale of the Partnership’s Common Units. These costs are capitalized as deferred offering costs on the Consolidated Balance Sheets and reclassified to partners’ equity when the Offering becomes effective.

Taxes

The Partnership is a disregarded entity for tax purposes. The Partnership will pay no taxes but rather the activities of the Partnership will pass through to and be reflected on the tax returns of the partners.

Note 3 — Manager and the Management Agreement

The Partnership will enter into the Management Agreement with the Manager to provide the Partnership with management and operating services regarding substantially all aspects of operations. All services provided by the Manager will be under and subject to the supervision of the General Partner.

Under the Management Agreement, the Manager will provide management and other services to the Partnership, including the following:

•	identifying onshore producing and non-producing oil and gas properties that the Partnership may consider acquiring, and assisting the Partnership in evaluating, contracting for and acquiring these properties and managing the development of these properties;
•	investigating and evaluating financing alternatives for any property acquisition and the ownership, development and operations of assets, and any refinancing;
•	operating, or causing one of its affiliates to operate, on the Partnership’s behalf, any properties in which the Partnership’s interest in the property is sufficient to appoint the operator;
•	overseeing the operations on properties operated by persons other than the Manager, including recommending whether the Partnership should participate in the development of such properties by the operators of the properties;
•	arranging for the marketing, transportation, storage and sale of all natural gas, natural gas liquids and oil produced from properties and procuring all supplies, materials and equipment needed in order to perform lease operations;

AMERICAN ENERGY CAPITAL PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2014
(Unaudited)

Note 3 — Manager and the Management Agreement  – (continued)

•	taking any actions requested by the Partnership to prepare and arrange for all or any portion of the Partnership’s assets to be sold or otherwise disposed of or liquidated; and
•	establishing cash management and risk management, including hedging, programs for the Partnership, receiving the revenues from the sale of production from properties and paying operating expenses and approved capital expenses with respect to properties.

The Management Agreement provides that the Partnership will direct the services provided under the Management Agreement, and that the Manager will determine the means or method by which those directions are carried out. The Management Agreement further provides that the Manager will conduct the day-to-day operations of the business as provided in budgets that the Manager will prepare and the Partnership will have the right to approve and review on a quarterly basis. The Management Agreement also contains a list of activities in which the Manager will not engage without prior approval of the Partnership.

Commencing with a payment for the month of the initial closing, and for each month thereafter through the final termination date of the Offering, the Partnership will pay the Manager a monthly management fee equal to an annual rate of 3.5% of the sum of: (i) the capital contributions made by holders of Common Units from the initial closing through the final termination date of the Offering; and (ii) the average outstanding indebtedness of the Partnership during the preceding month for each month through the final termination date of the Offering.

For each month beginning with the first month following the final termination date of the Offering, the Partnership will pay a monthly management fee equal to an annual rate of 5.0%, which will be paid four-fifths to the Manager and one-fifth to the General Partner, of the sum of: (i) the capital contributions made by holders of Common Units; and (ii) the average outstanding indebtedness during the preceding month.

The management fee includes the Manager’s general and administrative overhead expenses and the Manager will not receive a separate reimbursement of its general and administrative expenses from any source other than the monthly management fee. However, the Manager will receive reimbursement of its direct expenses paid to third-parties.

In conjunction with the acquisition cost of producing and non-producing oil and gas properties and in consideration for the services to be performed by the Manager pursuant to its obligations under the Management Agreement in connection with the identification, evaluation and acquisition of oil and gas properties by the Partnership from time to time, the Manager will be entitled to receive an acquisition fee equal to 2% of the contract price (including when paid any carried interest or deferred payment consideration) for each property acquired other than any property acquired by the Partnership from the Manager or any of the Manager’s affiliates. The Manager will also be entitled to reimbursements of acquisition expenses up to 1% of the contract price for each property acquired, with the aggregate amount of the acquisition fee and reimbursement of acquisition expenses not to exceed 3% of the contract price for each property acquired.

When the Manager operates the Partnership’s properties pursuant to a model form operating agreement, it will receive reimbursement at actual cost for all direct expenses incurred by it on behalf of the Partnership, including expenses to gather, transport, process, treat and market the Partnership’s oil and natural gas production; and well supervisory fees at competitive rates for maintaining and operating the wells during drilling and producing operations.

During the three months ended March 31, 2014, no fees had been incurred by or paid to the Manager under the Management Agreement.

AMERICAN ENERGY CAPITAL PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2014
(Unaudited)

Note 4 — Related Party Transactions and Arrangements

Fees Paid in Connection with the Offering

Realty Capital Securities, LLC, an entity under common ownership with the General Partner, will be the Dealer Manager. The Dealer Manager will receive fees and compensation in connection with the sale of the Common Units. The Dealer Manager will receive a selling commission of up to 7.0% of the gross proceeds of the Offering. In addition, it is expected that the Dealer Manager will receive up to 3.0% of the gross proceeds of the Offering as a dealer manager fee.

The General Partner, its affiliates and entities under common ownership with the General Partner receive compensation and reimbursement for services relating to the Offering, including transfer agency services provided by an affiliate of the Dealer Manager.

The Partnership is responsible for organizational and offering costs from the ongoing Offering, excluding commissions and dealer manager fees, up to a maximum of 1.5% of gross proceeds received from its ongoing Offering of Common Units, measured at the end of the Offering. Organizational and offering costs in excess of the 1.5% cap as of the end of the Offering are the responsibility of the General Partner and the Manager. The General Partner will be allocated two-thirds of this 1.5% reimbursement cap and the Manager will be allocated one-third of such reimbursement cap. As of March 31, 2014, organizational and offering costs exceeded 1.5% of gross proceeds received from the Offering by $1.1 million, due to the ongoing nature of the Offering and the fact that many expenses were paid before the Offering commenced.

During the three months ended March 31, 2014, $28,081 of related party costs were incurred by the Partnership in connection with the Offering.

As of March 31, 2014, the Partnership had a due to affiliate comprised of $621,825 to the General Partner, $207,275 to the Manager and $28,081 to other affiliates for costs incurred by the Partnership. As of December 31, 2013, the Partnership had a payable of $621,825 to the General Partner for costs incurred by the Partnership.

Fees paid in Connection with Operations of the Partnership

The Partnership will reimburse the General Partner on a monthly basis for its allocable portion of administrative costs and third-party expenses it incurs or payments it makes on behalf of the Partnership. Administrative costs include all customary and routine expenses incurred by the General Partner for the conduct of Partnership administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. Administrative costs do not include any organization and offering expenses incurred by the General Partner and its affiliates. Administrative costs and other charges for goods and services must be fully supportable as to the necessity thereof and the reasonableness of the amount charged.

In conjunction with the disposition by the Partnership of its producing and non-producing oil and gas properties and in consideration for the services to be performed by the Manager and the General Partner in connection with the disposition of Partnership properties from time to time, the Manager and the General Partner will receive reimbursement of their respective costs incurred in connection with such activities, plus a fee equal to 1.0% of the contract sales price (including when paid any deferred payment or “earn out” amounts), which will be paid one-half to each of the Manager and the General Partner.

In conjunction with the financing by the Partnership of its producing and non-producing oil and gas properties and operations (other than the Offering described in the prospectus, but including the Partnership’s initial revolving credit facility) and in consideration for the services to be performed by the General Partner and the Manager in connection therewith, the General Partner and the Manager will receive a financing

AMERICAN ENERGY CAPITAL PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2014
(Unaudited)

Note 4 — Related Party Transactions and Arrangements  – (continued)

coordination fee equal to an aggregate of 0.75% of the principal amount of any financing (as the Partnership draws it down if it is not 100% funded in a single closing), which will be paid two-thirds to the Manager and one-third to the General Partner.

On the initial closing date, the Partnership will issue incentive distribution rights to the General Partner and an affiliate of the Manager (“Holdings”). The incentive distribution rights will be issued 50% to the General Partner and 50% to Holdings.

Upon a sale of all or substantially all of the properties, the incentive distribution rights will entitle the General Partner and Holdings, as holders of the incentive distribution rights, to receive a one-time incentive performance payment in cash equal to 12.5% each of the aggregate sale price of the properties net of expenses and of the payment of all debts and obligations, minus the excess, if any, of:

•	$20.00 per outstanding Common Unit (the original purchase price per Common Unit), less
•	the amount previously distributed after the final termination date of the Offering on the outstanding Common Units.

The Manager will also be entitled to other fees per the Management Agreement. See Note 3 — Manager and the Management Agreement.

During the three months ended March 31, 2014, no fees were incurred or paid in connection with the operations of the Partnership.

Note 5 — Commitments and Contingencies

In the ordinary course of business, the General Partner may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Partnership.

Note 6 — Subsequent Events

The Partnership has evaluated subsequent events through the filing of this Quarterly Report on Form 10-Q and determined that there have not been any events that have occurred that would require adjustments to disclosures in the accompanying consolidated financial statements except for the following transactions:

On May 8, 2014, the SEC declared effective the Partnership’s Registration Statement on Form S-1 (File No. 333-192852) filed under the Securities Act and the Partnership commenced its Offering on a “reasonable best efforts” basis of up to a maximum of $2.0 billion of Common Units, consisting of up to 100.0 million Common Units.

On June 16, 2014, the Partnership commenced business operations after raising $2 million of gross proceeds, the amount required for the Partnership to release equity proceeds from escrow.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion should be read in conjunction with the accompanying unaudited financial statements of American Energy Capital Partners, LP and its consolidated subsidiary (the “Partnership”) and the notes thereto, and other financial information included elsewhere in this Quarterly Report on Form 10-Q. As used herein, the terms “we,” “our” and “us” refer to the Partnership.

The forward-looking statements contained in this Quarterly Report on Form 10-Q may include statements as to:

•	our use of the proceeds of the Offering (as defined below);
•	our business and investment strategy;
•	our ability to make investments in a timely manner or on acceptable terms;
•	our ability to make scheduled payments on our debt obligations;
•	our ability to generate sufficient cash flows to make distributions to our partners;
•	the degree and nature of our competition;
•	the availability of qualified personnel;
•	other factors set fourth under the caption “Risk Factors” in our registration statement on Form S-1 (File No. 333-192852)

In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Quarterly Report on Form 10-Q involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason.

You should not place undue reliance on these forward-looking statements. The forward-looking statements made in this Quarterly Report on Form 10-Q relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this Quarterly Report on Form 10-Q.

Overview

American Energy Capital Partners, LP and its consolidated subsidiary, AECP Operating Company, LLC (together, the “Partnership”), were both formed in Delaware on October 30, 2013. The general partner is American Energy Capital Partners GP, LLC (the “General Partner”), which was formed in Delaware on October 30, 2013 and is wholly owned by AR Capital Energy Holdings, LLC (the “Sponsor”). The Sponsor is under common ownership with AR Capital, LLC. As of March 31, 2014, the Partnership was wholly owned by the General Partner and American Energy Capital Limited Partner, LLC, an entity wholly owned by the General Partner. Further as of March 31, 2014, American Energy Capital Limited Partner, LLC is the only limited partner as the offering had not commenced or been declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

The Partnership intends to offer for sale a maximum of 100.0 million common units representing limited partnership interests (“Common Units”) at a per unit price of $20.00 on a “reasonable best efforts” basis, pursuant to a registration statement on Form S-1 (File No. 333-192852) (the “Offering”) filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”).

The Partnership will have no officers, directors or employees. Instead, the General Partner will manage the day-to-day affairs of the Partnership. All decisions regarding the management of the Partnership will be made by the board of directors of the General Partner and its officers. The Partnership will enter into a management services agreement (the “Management Agreement”) with AECP Management, LLC (the “Manager”). The General Partner will have full authority to direct the activities of the Manager under the Management Agreement. The Manager will provide the Partnership with management and operating services regarding substantially all aspects of operations. Realty Capital Securities, LLC (the “Dealer Manger”), an affiliate of the Sponsor, serves as the dealer manger of the Offering.

The Partnership was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and gas properties located onshore in the United States. The Partnership will seek to acquire working interests, leasehold interests, royalty interests, overriding royalty interests, production payments and other interests in producing and non-producing oil and gas properties.

Summary of Significant Accounting Policies

Basis of Accounting and Presentation

The accompanying consolidated financial statements of the Partnership included herein were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. All intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the three months ended March 31, 2014 are not necessarily indicative of the results for the entire year or any subsequent interim period.

These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of, and for the year ended December 31, 2013, which are included in the Partnership’s registration statement on Form S-1 (File No. 333-192852) filed with the SEC on March 13, 2014.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Cash

Cash includes cash in bank accounts. The Partnership deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company up to an insurance limit.

Organizational Costs

Organizational costs may include accounting, legal and regulatory fees incurred related to the formation of the Partnership. Organizational costs are expensed as incurred.

Offering and Related Costs

Offering costs may represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with the sale of the Partnership’s Common Units. These costs are capitalized as deferred offering costs on the Consolidated Balance Sheets and reclassified to partners’ equity when the Offering becomes effective.

Taxes

The Partnership is a disregarded entity for tax purposes. The Partnership will pay no taxes but rather the activities of the Partnership will pass through to and be reflected on the tax returns of the partners.

Results of Operations

The Partnership was formed to enable investors to invest in oil and gas properties located onshore in the United States. Our primary objectives are:

•	to acquire producing and non-producing oil and gas properties with development potential and to enhance the value of our properties through drilling and other development activities;
•	to make distributions to the holders of our Common Units, although our partnership agreement does not require that we make regular monthly or quarterly distributions, our General Partner intends to distribute on a monthly basis, commencing with the fourth whole month following the initial closing date, to the holders of Common Units cash equal to a non-compounded 6.0% annual rate, which begins to accrue on the initial closing date, or, if later, begins to accrue on the date on which we received the holders of Common Units subscription proceeds, on the $20.00 original purchase price per unit, or a targeted annual rate of $1.20 per unit, which we refer to as the targeted distribution;
•	beginning five to seven years after the initial closing date, to engage in a liquidity transaction in which we will sell our properties and distribute the net sales proceeds to our partners or list our Common Units on a national securities exchange; and
•	to enable our holders of Common Units to invest in oil and gas properties in a tax efficient manner.

Currently, we have not commenced business operations. Because we have not acquired any assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Liquidity and Capital Resources

Our General Partner plans to satisfy our liquidity requirements from the following:

•	subscription proceeds of this offering;
•	cash flow from future operations; and
•	our borrowings, including the credit facility we intend to obtain after the initial closing date.

If the Partnership requires additional funds for cost overruns or additional development or remedial work after a well begins producing, then these funds may be provided by:

•	subscription proceeds, if available, which may result in us either acquiring fewer properties or drilling fewer wells, or both, or we may acquire a lesser ownership interest in one or more properties and wells;
•	additional borrowings under the credit facility we intend to obtain after the initial closing date, which borrowings will not exceed at any given time an amount equal to 50% of our total capitalization as determined on an annual basis; or
•	retaining our revenues from operations or the proceeds from sales of our properties.

All borrowed amounts must be without recourse to investors. Also, we may enter into agreements and financial instruments relating to hedging up to 75% of our oil and natural gas production and pledging up to 100% of our assets and reserves in connection therewith. Our repayment of any borrowings would be from our production revenues or the sale of our properties and other assets and would reduce or delay our cash distributions to holders of Common Units.

Distributions

As of March 31, 2014, we have not paid any distributions. Although our partnership agreement does not require that we make regular monthly or quarterly distributions, our General Partner intends to distribute on a monthly basis, commencing with the fourth whole month following the initial closing date, to the holders of Common Units cash equal to a non-compounded 6.0% annual rate, which begins to accrue on the initial closing date, or, if later, begins to accrue on the date on which we received the holders of Common Units subscription proceeds, on the $20.00 original purchase price per Common Unit, or a targeted annual rate of $1.20 per Common Unit, which we refer to as the targeted distribution. All or a portion of the distributions made to holders of Common Units may be deemed a return of capital for U.S. Federal income tax.

Although there is no limitation on the amount of distributions that can be funded from offering proceeds or financing proceeds, we may not borrow funds for purposes of distributions, if the amount of those distributions would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to those revenues. The determination of such revenues and costs shall be made in accordance with U.S. GAAP, consistently applied.

Manager and the Management Agreement

The Partnership will enter into the Management Agreement with the Manager to provide the Partnership with management and operating services regarding substantially all aspects of operations. All services provided by the Manager will be under and subject to the supervision of the General Partner.

Under the Management Agreement, the Manager will provide management and other services to the Partnership, including the following:

•	identifying onshore producing and non-producing oil and gas properties that the Partnership may consider acquiring, and assisting the Partnership in evaluating, contracting for and acquiring these properties and managing the development of these properties;
•	investigating and evaluating financing alternatives for any property acquisition and the ownership, development and operations of assets, and any refinancing;
•	operating, or causing one of its affiliates to operate, on the Partnership’s behalf, any properties in which the Partnership’s interest in the property is sufficient to appoint the operator;
•	overseeing the operations on properties operated by persons other than the Manager, including recommending whether the Partnership should participate in the development of such properties by the operators of the properties;
•	arranging for the marketing, transportation, storage and sale of all natural gas, natural gas liquids and oil produced from properties and procuring all supplies, materials and equipment needed in order to perform lease operations;
•	taking any actions requested by the Partnership to prepare and arrange for all or any portion of the Partnership’s assets to be sold or otherwise disposed of or liquidated; and
•	establishing cash management and risk management, including hedging, programs for the Partnership, receiving the revenues from the sale of production from properties and paying operating expenses and approved capital expenses with respect to properties.

The Management Agreement provides that the Partnership will direct the services provided under the Management Agreement, and that the Manager will determine the means or method by which those directions are carried out. The Management Agreement further provides that the Manager will conduct the day-to-day operations of the business as provided in budgets that the Manager will prepare and the Partnership will have the right to approve and review on a quarterly basis. The Management Agreement also contains a list of activities in which the Manager will not engage without prior approval of the Partnership.

Commencing with a payment for the month of the initial closing, and for each month thereafter through the final termination date of the Offering, the Partnership will pay the Manager a monthly management fee equal to an annual rate of 3.5% of the sum of: (i) the capital contributions made by holders of Common Units from the initial closing through the final termination date of the Offering; and (ii) the average outstanding indebtedness of the Partnership during the preceding month for each month through the final termination date of the Offering.

For each month beginning with the first month following the final termination date of the Offering, the Partnership will pay a monthly management fee equal to an annual rate of 5.0%, which will be paid four-fifths to the Manager and one-fifth to the General Partner, of the sum of: (i) the capital contributions made by holders of Common Units; and (ii) the average outstanding indebtedness during the preceding month.

The management fee includes the Manager’s general and administrative overhead expenses and the Manager will not receive a separate reimbursement of its general and administrative expenses from any source other than the monthly management fee. However, the Manager will receive reimbursement of its direct expenses paid to third-parties.

In conjunction with the acquisition cost of producing and non-producing oil and gas properties and in consideration for the services to be performed by the Manager pursuant to its obligations under the Management Agreement in connection with the identification, evaluation and acquisition of oil and gas properties by the Partnership from time to time, the Manager will be entitled to receive an acquisition fee equal to 2% of the contract price (including when paid any carried interest or deferred payment consideration) for each property acquired other than any property acquired by the Partnership from the Manager or any of the Manager’s affiliates. The Manager will also be entitled to reimbursements of acquisition expenses up to 1% of the contract price for each property acquired, with the aggregate amount of the acquisition fee and reimbursement of acquisition expenses not to exceed 3% of the contract price for each property acquired.

When the Manager operates the Partnership’s properties pursuant to a model form operating agreement, it will receive reimbursement at actual cost for all direct expenses incurred by it on behalf of the Partnership, including expenses to gather, transport, process, treat and market the Partnership’s oil and natural gas production; and well supervisory fees at competitive rates for maintaining and operating the wells during drilling and producing operations.

During the three months ended March 31, 2014, no fees had been incurred by or paid to the Manager under the Management Agreement.

Related Party Arrangements

Fees Paid in Connection with the Offering

Realty Capital Securities, LLC, an entity under common ownership with the General Partner, will be the Dealer Manager. The Dealer Manager will receive fees and compensation in connection with the sale of the Common Units. The Dealer Manager will receive a selling commission of up to 7.0% of the gross proceeds of the Offering. In addition, it is expected that the Dealer Manager will receive up to 3.0% of the gross proceeds of the Offering as a dealer manager fee.

The General Partner, its affiliates and entities under common ownership with the General Partner receive compensation and reimbursement for services relating to the Offering, including transfer agency services provided by an affiliate of the Dealer Manager.

The Partnership is responsible for organizational and offering costs from the ongoing Offering, excluding commissions and dealer manager fees, up to a maximum of 1.5% of gross proceeds received from its ongoing Offering of Common Units, measured at the end of the Offering. Organizational and offering costs in excess of the 1.5% cap as of the end of the Offering are the responsibility of the General Partner and the Manager. The General Partner will be allocated two-thirds of this 1.5% reimbursement cap and the Manager will be allocated one-third of such reimbursement cap. As of March 31, 2014, organizational and offering costs exceeded 1.5% of gross proceeds received from the Offering by $1.1 million, due to the ongoing nature of the Offering and the fact that many expenses were paid before the Offering commenced.

During the three months ended March 31, 2014, $28,081 of related party costs were incurred by the Partnership in connection with the Offering.

As of March 31, 2014, the Partnership had a due to affiliate comprised of $621,825 to the General Partner, $207,275 to the Manager and $28,081 to other affiliates for costs incurred by the Partnership. As of December 31, 2013, the Partnership had a payable of $621,825 to the General Partner for costs incurred by the Partnership.

Fees paid in Connection with Operations of the Partnership

The Partnership will reimburse the General Partner on a monthly basis for its allocable portion of administrative costs and third-party expenses it incurs or payments it makes on behalf of the Partnership. Administrative costs include all customary and routine expenses incurred by the General Partner for the conduct of Partnership administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. Administrative costs do not include any organization and offering expenses incurred by the General Partner and its affiliates. Administrative costs and other charges for goods and services must be fully supportable as to the necessity thereof and the reasonableness of the amount charged.

In conjunction with the disposition by the Partnership of its producing and non-producing oil and gas properties and in consideration for the services to be performed by the Manager and the General Partner in connection with the disposition of Partnership properties from time to time, the Manager and the General Partner will receive reimbursement of their respective costs incurred in connection with such activities, plus a fee equal to 1.0% of the contract sales price (including when paid any deferred payment or “earn out” amounts), which will be paid one-half to each of the Manager and the General Partner.

In conjunction with the financing by the Partnership of its producing and non-producing oil and gas properties and operations (other than the Offering described in the prospectus, but including the Partnership’s initial revolving credit facility) and in consideration for the services to be performed by the General Partner and the Manager in connection therewith, the General Partner and the Manager will receive a financing coordination fee equal to an aggregate of 0.75% of the principal amount of any financing (as the Partnership draws it down if it is not 100% funded in a single closing), which will be paid two-thirds to the Manager and one-third to the General Partner.

On the initial closing date, the Partnership will issue incentive distribution rights to the General Partner and an affiliate of the Manager (“Holdings”). The incentive distribution rights will be issued 50% to the General Partner and 50% to Holdings.

Upon a sale of all or substantially all of the properties, the incentive distribution rights will entitle the General Partner and Holdings, as holders of the incentive distribution rights, to receive a one-time incentive performance payment in cash equal to 12.5% each of the aggregate sale price of the properties net of expenses and of the payment of all debts and obligations, minus the excess, if any, of:

•	$20.00 per outstanding Common Unit (the original purchase price per Common Unit), less
•	the amount previously distributed after the final termination date of the Offering on the outstanding Common Units.

During the three months ended March 31, 2014, no fees were incurred or paid in connection with the operations of the Partnership.

Item 3. Quantitative and Qualitative Disclosures about Market Risk.

Currently, we have not commenced business operations. Because we have not acquired any assets, borrowed any funds or purchased or sold any derivative, we are currently not exposed to interest rate or foreign currency market risks.

Item 4. Controls and Procedures.

Disclosure Controls and Procedures

In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we, under the supervision and with the participation of the General Partner’s Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that our disclosure controls and procedures are effective as of the end of the period covered by this Quarterly Report on Form 10-Q.

No change occurred in our internal controls over financial reporting (as defined in Rule 13a-15(f) and 15(d)-15(f) of the Exchange Act) during the three months ended March 31, 2014 that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

PART II

Item 1. Legal Proceedings.

At the end of the period covered by this Quarterly Report on Form 10-Q, we are not a party to any material, pending legal proceedings.

Item 1A. Risk Factors.

Our potential risks and uncertainties are presented in the section entitled “Risk Factors” contained on Form S-1 (File No. 333-192852).

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

We did not sell any equity securities that were not registered under the Securities Act during the three months ended March 31, 2014.

On May 8, 2014, the SEC declared effective our Registration Statement on Form S-1 (File No. 333-192852) filed under the Securities Act and we commenced our Offering on a “reasonable best efforts” basis of up to a maximum of $2.0 billion of Common Units, consisting of up to 100.0 million Common Units.

Item 3. Defaults upon Senior Securities.

Not applicable.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

Not applicable.

Item 6. Exhibits.

EXHIBITS INDEX

The following exhibits are included in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
1.1*	Exclusive Dealer Manager Agreement, dated as of May 8, 2014, among the Partnership, the General Partner and the Dealer Manager
3.1(1)	Certificate of Limited Partnership of the Partnership
3.2*	First Amended and Restated Agreement of Limited Partnership, dated as of May 8, 2014
3.3(1)	Certificate of Formation of the General Partner
3.4(1)	Certificate of Formation of AECP Operating Company, LLC
10.1*	Amended and Restated Subscription Escrow Agreement, dated as of June 16, 2014, among the Dealer Manager, the Partnership and UMB Bank, N.A.
10.2*	Management Services Agreement, dated as of June 16, 2014 and effective as of June 16, 2014, by and among the Manager, the Partnership, and AECP Operating Company, LLC
24(2)	Power of Attorney
31.1*	Certification of the Principal Executive Officer of the General Partner pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the
Sarbanes-Oxley Act of 2002
31.2*	Certification of the Principal Financial Officer of the General Partner pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the
Sarbanes-Oxley Act of 2002
32*	Written statements of the Principal Executive Officer and Principal Financial Officer of the General Partner pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
101*	XBRL (eXtensible Business Reporting Language). The following materials from the Partnership’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014, formatted in XBRL: (i) the Consolidated Balance Sheets; (ii) the Consolidated Statement of Operations; (iii) the Consolidated Statement of Partners’ Deficit; (iv) the Consolidated Statement of Cash Flows; and (v) the Notes to the Consolidated Financial Statements. As provided in Rule 406T of Regulation
S-T, this information is furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934

*	Filed herewith.
(1)	Previously filed with the SEC with Pre-Effective Amendment No. 1 to the Partnership’s Registration Statement on Form S-1 on February 13, 2014.
(2)	Previously filed with the SEC with the Partnership’s Registration Statement on Form S-1 on December 13, 2013.

AMERICAN ENERGY CAPITAL PARTNERS, LP

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ENERGY CAPITAL PARTNERS, LP
By: American Energy Capital Partners GP, LLC, the Registrant’s General Partner
Dated: June 19, 2014	By: /s/ Edward M. Weil, Jr. Name: Edward M. Weil, Jr. Title: Chief Executive Officer and President (Principal Executive Officer)
Dated: June 19, 2014	By: /s/ Nicholas Radesca Name: Nicholas Radesca Title: Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)